EXHIBIT 15.2



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549


We are aware that our report dated April 25, 2001 on our review of the interim financial information of Midwest Grain Products, Inc. for the periods ended March 31, 2001 and 2000 is incorporated by reference in Registration Statement 333-51849. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                                      /s/ BAIRD, KURTZ & DOBSON

Kansas City, Missouri
April 25, 2001